Exhibit (b)

                                December 23, 2003

                                   VIRBAC S.A.

                                   As Borrower

                                       AND

                                   BNP PARIBAS

                              As Mandated Arranger

                                       AND

                            CREDIT AGRICOLE INDOSUEZ

                                 As Co-Arranger

                                       AND

                                   BNP PARIBAS

                                 Acting as Agent

                                       AND

                                   THE LENDERS


                                LINE OF CREDIT OF

                                100,000,000 EURO

TABLE OF CONTENTS:

1.    Definitions..............................................................3

2.    Credit...................................................................7

3.    Initial Conditions Precedent.............................................7

4.    Terms of Loans...........................................................8

5.    Interests................................................................9

6.    Commissions and Fees....................................................10

7.    Voluntary Cancellation..................................................10

8.    Repayment...............................................................11

9.    Incidence of New Circumstances..........................................11

10.   Market Disruption.......................................................12

11.   Payments................................................................12

12.   Representations and Warranties..........................................14

13.   Undertakings............................................................17

14.   Defaults................................................................21

15.   Agent...................................................................22

16.   Redistribution of Funds.................................................25

17.   Obligation of Indemnity.................................................25

18.   Duration................................................................25

19.   Amendments..............................................................25

20.   Transfers and Changes to the Parties....................................26

21.   Syndication.............................................................26

22.   Notifications...........................................................26

23.   Non renunciation........................................................27

24.   Independent Provisions..................................................27

25.   Confidentiality.........................................................28

26.   Governing Law and Enforcement...........................................28

                         EUR 100,000,000 CREDIT FACILITY

Amongst the undersigned:

VIRBAC, SA, with share capital of 10,892,940 Euro, with headquarters located at 1ere Avenue 2065M LID, 06516 Carros, registered under the number 417 350 311 RCS Grasse, represented by Mr. Michel Garaudet, duly authorized by the President of the Directoire as "Borrower;"

BNP PARIBAS, SA, with share capital of 1,806,343,230 Euro, with headquarters located at 16 Boulevard des Italiens, 75009, Paris, registered under the number 662 042 449 RCS Paris, represented by Mr. Thierry Lescher and Mr. Yann-Alexis of Varax, duly authorized, as "Mandated Arranger;"

CREDIT AGRICOLE INDOSUEZ, SA, with share capital of 1,140,802,623 Euro, with headquarters located at 9 Quai du President Paul Doumier, 92920 Paris la Defense cedex, registered under the number 304 187 701 RCS Nanterre, represented by Ms. Pascale Moulin and Mr. Eymeric of Kerhor, duly authorized, as "Co-arranger;"

BNP PARIBAS, SA with share capital of 1,806,343,230 Euro, with headquarters located at 16 Boulevard des Italiens, 75009, Paris, registered under the number 662 042 449 RCS Paris, represented by Mr. Thierry Lescher and Mr. Yann-Alexis of Varax, duly authorized, as" Agent;"

AND

The "Lenders" as designated by Appendix 1 (LIST OF LENDERS).

The Lenders are willing to put at the disposal of the Borrower, according to the terms and conditions of the present Agreement, a revolving Line of Credit of up to 100,000,000 EUR (one hundred million euros), designated to the partial refinancing of existing indebtedness, as well as to the financing of the general needs of the Borrower.

IT IS AGREED as follows:

1.       Definitions

   1.1     Definitions

"AGENT" is designated as BNP Paribas, in the role mandated to them by Article 15 (AGENT).

"UTILISATION REQUEST" means a notice substantially in the form set out in Appendix 2 (UTILISATION REQUESTS).

"REFERENCE BANKS" means, in relation to EURIBOR, the principal office in Paris for the following credit establishments: BNP Paribas, Credit Agricole Indosuez, and the Deposit and Consignment Office, or any other credit establishment as designated from an agreement between the Borrower, Agent, and the Majority Lenders, in the case where one or more the above credit establishments can no longer sufficiently fulfil its duties.

"EQUITY CAPITAL" means the sum of all the following accounts before the distributions of profit during a financial year: (i) "Authorized Capital", (ii) Premiums and Reserves", (iii) "Report a Nouveau", (iv) "Variations of Conversion", (v) "Reserves of consolidation - share of the Group" and (vi) "Result of the financial year - Share of the Group", such as they appear in the Last Consolidated Annual Accounts or the Last Consolidated Semi-annual Accounts, according to the case.

 "CASH FLOW" means cash how determined in accordance with this Agreement from the Last Consolidated Annual Accounts or the Last Consolidated Semi-annual Accounts according to the case.

"EVENT OF DEFAULT" means any event or circumstance specified as such in Article 14 (EVENT OF DEFAULT).

"POTENTIAL EVENT OF DEFAULT" means any event susceptible to constitute and Event of Default, after the reception of notification justifying the event to be potentially in concordance with the circumstances specified in Article 14 (EVENT OF DEFAULT).

"CERTIFICATE  OF  FINANCIAL  RATIOS " indicates  the  Certificates  of Financial
Rations  given  by  the  Borrower  in  accordance  with  the  Paragraph   13.1.2
(ACCOUNTS).

"CHANGE OF CONTROL " means, throughout all Lines of Credit, (i) an action by the Dick Family, which for any reason would cause them to hold 50% or less of voting rights in the Borrower or (ii) any action by the Dick Family which result in loss of control of the Borrower, in compliance with Article L.233-3 of the CODE DE COMMERCE.

"CHANGE OF REGULATION" indicates

                      (a) the entry after the Signature Date, of a legislative or lawful provision, or of a new directive or recommendation;

                      (b) a modification made, after the Signature Date, to any legislative or lawful provision, or with any directive or recommendation or in the interpretation which is made by it by any proper authority; or

                      (c) any recommendation or instruction emanating, after the Signature Date, from a central bank (including the European Central Bank) or from a tax authority, monetarist or other proper authority or of any association or professional organization whose Lender is member, and in particular any recommendation or instruction referring to the obligatory constitution of reserves or deposits, with the maintenance of a minimum level of own capital stocks, in the conformity of tests of solvency or concerning the methods which a Lender assigns its own capital stocks to its engagements, such as any change of the interpretation of such recommendations or instructions.

"AGREEMENT" designates the present contract including all Appendices and future established Amendments.

"INTEREST PAYMENT DATE" means the last day of each Interest Period, in accordance with the stipulations of Paragraph 11.7 (BUSINESS DAY).

"DATE OF REDUCTION" means the dates indicated in the table in Paragraph 2.3 (REDUCTION OF THE LINE OF CREDIT).

"SIGNATURE DATE" indicates the date at which this present Agreement will be signed.

"DATE OF DRAWING" indicates the day at which the Drawings will be drawn presented in each Utilisation Request.

"TEST DATE" indicates the dates at which the Financial Ratios must be met such as indicated in Paragraph 13.1.4 (FINANCIAL Obligations).

"TERMINATION DATE" is designated as the seventh (7th) anniversary after the Signature Date.

"LAST ANNUAL CONSOLIDATED ACCOUNTS" means all the annual accounts (balance sheets, income statement and appendices) consolidated by the Borrower for the last closed financial year, audited and certified by the auditors.

"LAST SEMI-ANNUAL CONSOLIDATED ACCOUNTS" means all the consolidated accounts audited by the Borrower relative to the last semi-annual period.

"FINANCIAL DEBT" indicates, for any Member of the Group, (i) the sum of the loans financial debts, priority and subordinated, due in at least one year or more, owing to or contracted with banks, credit institutions and other financial creditors by the Members of the Group (including factoring with recourse, transfers of credits carried out in accordance with the provisions of Articles L.313-23 and L.313-35 of the Code monetaire et financier, the securitization and share capital of the credits-bails nonreprocessed in the group accounts of the Borrower and the financial hirings with option to buy with the exception of computer equipment), (ii) any obligation of payment under bills of exchanges, cash vouchers or other equivalent instruments issued for the account of a Member of the Group, (ii) any obligation of payment resulting from a long term financial instrument within the context of article L. 211-1 II off the Code monetaire et financier, (iv) any obligation of the types of items (i) through
(iii) which would fall on a third party and which payment was guaranteed, in the capacity of guarantor or client, by the Borrower and/or by any Member of the Group with the maximum amount of the guaranteed amount or, of valuable security, from the quota corresponding to the monetary value of the affected good under such a guarantee.

"FIELD OF ACTIVITY" indicates the research, manufacture, purchase and sale of products in relation to the medical field, and in particular of products of veterinary use, dietetics, cosmetic and related, as well as the search and the manufacture for raw materials of biological or chemical origin.

"EONIA" indicates that for any considered day, the European Overnight Index Average, the interbank rate from day to day of any deposits, in Euros, and published on page 247 of Telerate (or on such other page or service) around seven am (7h00) (Brussels time) the following TARGET Business Day.

In case of the unavailability of these rates, the EONIA will be determined on the base of the annual rate at which the deposits, in euros, from day to day for the same amount as that of the payable sum concerned, are offered on the interbank market by the first rank banks to the Banks of Reference. Each Bank of Reference will have to indicate this rate at the request of the Agent. The rate indicated will be the rate raised around eleven hours (11h00) (Paris time) the following TARGET Business Day.

"BORROWER" means Virbac, S.A. unless it has ceased to be a Borrower in accordance with Article 20 (CHANGES TO THE OBLIGOR).

"OUTSTANDING DEBT" indicates at a given date, the sum determined by the Agent equal to the sum of (i) of the total amounts, in euros, of the non-reimbursed Drawings and (ii) the total amount, in euros, of all the requested Drawings, and not yet given to the Borrower at this date (given that if a Drawing occurred the same day as a reimbursement, the outstanding debt would be the excess of the Drawing amount over the amount of the reimbursement).

"EXISTING DEBT" indicates, that on November 30, 2003, the Financial Debts of the Borrower and its Subsidiaries, of which the amounts are indicated in Appendix 3.

"COMMITMENT" means the amount of each Loan of each Lender, in accordance with Appendix 1.

"AVAILABLE COMMITMENT" means at any moment, the amount in euros of the present Commitment when reducing the Total Commitment by the outstanding debt.

"TOTAL COMMITMENTS" means the aggregate of all Commitments, 100,000,000 EURO (one hundred million euros) at the Signature Date this Agreement.

"EURIBOR" means, in relation to any Loan in Euros, the applicable Screen Rate in accordance with page 248 of Telerate at or around 11 am (Brussels time) the second TARGET Business Day which precedes the first day of the Interest Period, at which the deposits, in euros, are offered for a duration equivalent to the concerned Interest Period.

In case of the  unavailability  of the EURIBOR,  the  conditions  stipulated  in
Article 10 (MARKET DISRUPTION) will be applicable. In the event that the Interest Period does not correspond to a full month, the EURIBOR will be determined by linear interpolation for a duration equal to a full month.

"EURO" or "EURO" or "EUR" means the currency created by the Treaty of the European Union which took effect on January 1, 1999, establishing the currency for the European Union.

"MATERIAL ADVERSE EVENT" means the discovery of an event or the incidence of an event, in particular of a legislative, commercial, or financial nature, likely
(i) to have an unfavourable significant effect on the activity, the sales turnover, credits, prospects or the legal or financial situation of the Borrower, one of its Principal Subsidiary companies or the Group taken as a whole; or (ii) to affect the ability of the Borrower to fulfil its obligations hereunder.

"DICK FAMILY" indicates, together or separately, Mrs Jeannine Dick, and her four children, Jean-Pierre Dick, Marie-Helene Dick, Richard Dick and Isabelle Dick, and any company of which they hold together or separately more than fifty percent (50%) of the capital and the voting rights.

"SUBSIDIARY" indicates any existing or future entity, whose Borrower holds, directly or indirectly, fifty percent (50%), or more, capital or voting rights.

"PRINCIPAL SUBSIDIARY" means (a) any Subsidiary which: (i) the amount of sales represents 5% (five percent) or more of the number of consolidated sales of the Group such as is shown in the Last Consolidated Annual Accounts; or (ii) the turnover represents five percent (5%) or more of the consolidated turnover of the Group such as is shown in the Last Consolidated Annual Accounts and (b) the subsidiary companies of the Borrower designated in Appendix 7.1.

"CAPITAL STOCKS" indicates the sum (a) of the following entities (i) "Other Capital stocks" and (ii) "Minority Interests" such as they appear in the Last Consolidated Annual Accounts or the Last Consolidated Semi-annual Accounts, and
(b) of the Stockholders' equity.

"GROUP" designates the Borrower and its Subsidiary companies and "MEMBER OF THE GROUP" designates the Borrower or one of its Subsidiary companies.

"BUSINESS DAY" indicates any whole day (except for Saturday and of Sunday) where operations in Euros are carried out on the interbank market in Paris and during which credit institutions are normally opened in Paris and which is also a TARGET Business Day.

"TARGET BUSINESS DAY" indicates any whole day where the system "Trans-European Automated Real-Time Gross Settlement Express Transfer" (TARGET) is open.

"MAJORITY LENDERS" designates one or more Lenders whose sum of Engagements represents more than sixty six comma sixty six percent (66.66%) of the Total Engagement.

"APPLICABLE MARGIN" means the applicable margin used for the calculation of interests for the Line of Credit, in accordance with the stipulations of Paragraph 5.3 (ADJUSTMENT OF THE APPLICABLE MARGIN).

"LINE OF CREDIT" indicates the opening of revolving credit of an initial amount of 100,000,000 EUR (hundred million euros) granted to the Borrower by the Lenders usable in accordance with the Utilisation Request.

"SYNDICATION  PERIOD"  indicates  the two (2) month period  after the  Signature
Date.

"INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Article 5 (INTEREST PERIODS) and, in relation to an Unpaid Sum, each period determined in accordance with Paragraph 5.6 (DEFAULT INTEREST).

"LENDERS" indicates BNP Paribas and Agricultural Credit Indosuez, or, any assignee of the rights and obligations under this Contract having acquired position of Lender after the Signature Date in accordance with the stipulations of Article 20 (TRANSFER) of this Contract.

"COLLECTIVE PROCEEDINGS" indicates proceedings (i) to suspend all or a substantial part of a party's payments or an announcement of its intention to suspend all or a substantial part of its payments, or to declare a moratorium in relation to its Financial Debts, (ii) to undertake negotiations with one or several of its creditors in order to spread out the payment or the expiries relating to a substantial part of its Financial Debts, (iii) to recognize before a court a state of suspension of payments, (iv) to ask for the designation of a conciliator within the allowances of Articles L.612-1 L.612-4, L.712-3 and L.611-1 with L.611-6 of the Code de Commerce, (v) to be in a state of suspension of the payments within the allowances of Article L.621-1 Code de Commerce and jurisprudence in force, (vi) to be the subject of a legal judgement of rectification, (vii) to be the subject of a judgement of bankruptcy pursuant to Articles L.620- in L.628-3 of the Code du commerce, or (viii) in regard to in particular any Subsidiary company registered out of France, to be the subject of a procedure similar to the procedures aimed at in items (i) to (vii) above.

"FINANCIAL RATIOS" designates the Ratio of Gearing and Ratio of Leverage in accordance to Paragraph 13.1.4 (FINANCIAL OBLIGATIONS).

"RATIO OF GEARING" has the definition which is given to it in Paragraph 13.1.4 (FINANCIAL OBLIGATIONS).

"RATIO OF LEVERAGE" has the definition which is given to it in Paragraph 13.1.4 (FINANCIAL OBLIGATIONS).

"FINANCIAL SECURITIES" indicates any financial security, namely any guarantee or privilege, used as liability for present assets guaranteeing the execution of any obligation contracted by Borrower or Subsidiary company (or by any third whose Borrower or a Subsidiary company would guarantee the execution of the obligations) or for the transfer of property as guarantee of any present assets pertaining to the Borrower or a Subsidiary company in order to guarantee the execution of any obligation contracted by the Borrower or a Subsidiary company or a third party.

"EXISTING SECURITY INTEREST" means any Financial Security existing on the credits, incomes or rights of the Borrower and the Subsidiary companies as well as the guarantees, downstreams and guarantees granted by those at the Signature Date, as described by Appendix 4 hereafter.

"DRAWING" indicates any use by the Borrower of the Line of Credit or, according to the context, the amount not refunded of any Drawing carried out by the Borrower.

"U.S.D."or "DOLLAR" indicates the currency used in the United States of America.

 "VIRBAC CORP" indicates Virbac Corporation, a company of the United States of America, whose registered office is located at 3200 Meacham Boulevard, Fort Worth, Texas, The United States (US).

With the exception of any contrary stipulations, all references to time are given in Paris time, and the references to Articles, Paragraphs and Appendices are merely a guide for this Agreement.

2.       Credit

   2.1     Line of Credit

The Lenders extend to the Borrower from the Date of the Signature until the date of full repayment, a line of credit of a maximum global amount of EUR 100,000,000 (one hundred million euros) usable in accordance with this Agreement.

   2.2     Purpose

This Line of Credit is to be used for the partial refinancing of Financial Indebtedness as well as for the financing of investments for the general needs of the Borrower. None of the Agent, the Mandated Arranger, the Co-Arranger, or the Lenders is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

   2.3     Reductions to the Line of Credit

The amount of the line of credit provided by Paragraph 2.1 (LINE OF CREDIT), will be automatically reduced as follows upon each Date of Reduction:

-------------------------------------------------------------------------------
REDUCTION DATE        AMOUNT OF REDUCTION   AMOUNT OF THE TOTAL COMMITMENT
                                            (AFTER THE REDUCTION HOWEVER,
                                            BEFORE ALL ANTICIPATED
                                            RENUNCIATIONS)
-------------------------------------------------------------------------------
December 23, 2007     10,000,000 EURO       90,000,000 EURO
-------------------------------------------------------------------------------
December 23, 2008     10,000,000 EURO       80,000,000 EURO
-------------------------------------------------------------------------------
December 23, 2009     10,000,000 EURO       70,000,000 EURO
-------------------------------------------------------------------------------
December 23, 2010     70,000,000 EURO       0 EURO
-------------------------------------------------------------------------------

   2.4     Participation of the Lenders

Conforming to the terms of this Agreement and under the conditions which are stipulated herein, each Lender engages itself individually to participate, in all extensions of credit pro rata in proportion to its Commitment. A default in participation of one or more Lenders in any of the Drawings of Credit does not in any case free any of the other Lenders, or the Borrower (for that which concerns its obligations to the Lenders) from its own obligations.

   2.5     Finance Parties' Rights and Obligations

               2.5.1 Failure by a Party to perform its obligations under this Agreement does not affect the obligations of any other Party under this Agreement. No Party is responsible for the obligations of any other Party under this Agreement.

               2.5.2 The rights of each Party under or in connection with this Agreement are separate and independent and any debt arising under this Agreement to a Finance Party from another Party shall be a separate and independent debt.

               2.5.3 A Finance Party may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.

3.       Initial Conditions Precedent

   3.1     Preliminary Conditions at the Signature Date

No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Appendix 5 (INITIAL CONDITIONS PRECEDENT) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

   3.2     Further Conditions Precedent

The obligations of the Lenders pertaining to all Drawings are subject to the conditions stipulated by this Agreement and specifically to the following conditions which must be satisfied at both the date of a Utilisation Request as well as date of Utilisation:

               3.2.1 no Event of Default or Potential Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Event of Default or Potential Event of Default is continuing or would result from the proposed Loan;

               3.2.2 that the outstanding debt does not at any time exceed the amount of the Total Commitment, taking into account the maximum amount of the Line of Credit subject to any reductions as discussed in Paragraph
2.3 (REDUCTIONS TO THE LINE OF CREDIT);

               3.2.3 that not more than ten (10) Requests may be made on the same day;

               3.2.4 that the representations made and the warranties given by Article 12 (REPRESENTATIONS AND WARRANTIES) will remain exact and that the Commitments in accordance with Article 13 (COMMITMENTS) will be respected;

               3.2.5     that the terms of the  request are in  accordance  with
Article 4 (TERMS OF LOANS);

               3.2.6 that the commissions and charges payable at the date of Drawing, in accordance with Article 6 (COMMISSIONS AND CHARGES) have been paid.

4.       Terms of Loans

All borrowings shall be made for an Interest Period in Euros. The terms applicable to each Drawing are as follows:

   4.1     Utilisation Request

Under the terms and conditions of this Agreement as well as the preceding conditions in Article 3 (INITIAL CONDITIONS PRECEDENT), a loan will be put at the disposition of the Borrower after the Agent receives the Utilisation Request, in the form of Appendix 2 (UTILISATION REQUEST), at the latest by 11:00 am Paris time, 4 (four) Business Days before the Date of the Drawing, which should be a Business Day.

All Utilisation Requests will irrevocably hold the Borrower to the terms of this Agreement.

   4.2     Amount of Each Loan

The amount of each Loan will be a minimum sum of 5,000,000 EURO (5 million euros) and always as a whole number multiple of 1,000,000 EURO (a million euros).

   4.3     Duration of the Loan

               4.3.1 Each Loan shall be made for an Interest Period of either one (1), three (3), or six (6) months. All completed Drawings during the Syndication Period shall have a maximum duration of one (1) month and expiration date which shall not be later than the last day of the Syndication Period.

               4.3.2 No Drawing can have an expiration date after the Final Day of Repayment.

               4.3.3 Each Drawing should terminate the last day of the Interest Period and at the latest must terminate by the Final Day of Repayment.

   4.4     Notification to the Lenders

The Agent will notify the Lenders of the terms of the Utilisation Request at latest by 11:00 am, Paris Time, the Business Day following the date of receipt of the Utilisation Request. Furthermore, under the stipulations of Article 3 (INITIAL CONDITIONS PRECEDENT), each Lender shall provide to the Agent, its proportion of the Drawing, calculated pro-rata to its Commitments by the established payment date for each Loan and in accordance with Article 11 (PAYMENTS).

5.       Interests

   5.1     Interest Rate

The applicable interest rate of each Drawing will be determined by the Agent, definitively and without recourse from either Lenders or the Borrower (save in case of manifest error) and will be equal to the EURIBOR rate calculated plus the Applicable Margin at the Date of the Drawing.

Interest will be calculated for an exact number of days based upon a year of 360 (three hundred and sixty) days.

   5.2     Notification of the Interest Rate

The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of an Interest Rate under this Agreement.

   5.3     Adjustment of the Applicable Margin

The Applicable Margin shall be determined by reference to the Ratio of Leverage shown in the most recent Certificate of Financial Ratios delivered by the Borrower to the Agent with its most recent Annual Consolidated Accounts or Semi-Annual Consolidated Accounts.

               5.3.1 If at the end of the Interest Period, the ratios are not met, the Agent will recalculate the Applicable Margin, beginning the day after which the Agent had received the Certificate of Financial Ratios. The Agent will then notify all Parties of the new Applicable Margin. Should the ratios subsequently be met, the Applicable Margin will be recalculated using the formula provided in Paragraph 5.3.1.

               5.3.2 With the exception of the stipulations in Article 5.3 (ADJUSTMENT TO THE APPLICABLE MARGIN), the maximum Applicable Margin will be in effect each time that an Event of Default or Event of Potential Default arises. This Applicable Margin will remain in effect until the Borrower has demonstrated to the Agent that it has remedied the Event of Default, under the approval of the Majority of Lenders.

   5.4     Payment

The applicable interests on a Drawing will be paid by the Borrower in Euros at each Date of Payment of Drawing Interest to the Agent for the account of the Lenders.

   5.5     Effective Global Rate (Taux effectif globale)

The parties acknowledge that by virtue of certain characteristics of the Agreement, notably the right of the Borrower to choose the duration of the Interest Periods and of the variable nature of the EURIBOR rate, it is not possible, at the Signature Date, to determine precisely the effective global rate of the Drawings in accordance with Article L.313-4 ET SEQ. R 313-1 and R313-2 of the CODE DE LA CONSOMMATION. However, the Borrower acknowledges that it has received from the Agent a letter containing an indicative calculation of the Effective Global Rate based on examples calculated on assumptions as to the rate of the period and the duration of the period set out in the letter. The Parties acknowledge that that letter forms part of this Agreement.

   5.6     Default Interest

If a Borrower fails to pay any amount payable by it under this Agreement by the due date, interest shall accrue to the fullest extent permitted by law on the overdue amount from the due date up to the date of actual payment (both before and after judgement) at a rate determined pursuant to this Paragraph. The rate of applicable interest will be the sum of the following rates as determined by the Agent: (i) the EONIA rate, (ii) two percent (2%) per year, and (iii) the Applicable Margin.

Default interest will be (i) calculated based upon the exact number of accrued days (with the year calculated as consisting of three hundred and sixty (360) days), (ii) paid at the first demand of the Agent and, (iii) annually compounded in accordance with Article 1154 of the Civil Code (Code civil).

The collection of default interest due for payment will not in any fashion constitute the grant of delay in any other payments and Paragraph 14.1 (EVENT OF DEFAULT) will remain completely applicable.

6.       Commissions and Fees

   6.1     Commission due to the Arranger

The Borrower will pay to the Mandated Arranger at the Signature Date, a commission of which the amount will be determined by a separate act between the Mandated Arranger and the Borrower.

   6.2     Utilisation Commission

The Borrower will pay to the Agent starting from the Signature Date and ending the Date of the Final Repayment, a Utilisation Commission, calculated on a day to day basis on the outstanding debt, at a specified rate.

This commission will be calculated by the Agent on the base of the exact number of days in the concerned period, based upon a year of three hundred sixty (360) days. The commission will be due on a quarterly basis until the termination date.

   6.3     Non-Utilisation Commission

The Borrower will be pay to the Agent starting from the Signature Date and lasting until the Final Date of Repayment, a non-utilisation commission, calculated on a day to day basis on the amount of the Available Commitment at the annual rate equal to a specified percentage of the Applicable Margin.

The Non-Utilisation Commission will be calculated by the Agent based upon the number of exact days of the period, with a full year consisting of three hundred and sixty (360) days. The commission will be due on a quarterly basis until the termination date.

   6.4     Fees

The Borrower will reimburse the Agent and the Lenders, upon presentation of appropriate justification by the Agent, all the reasonable fees incurred by the Agent in exercising or enforcing its rights in accordance with this Agreement.

   6.5     Duties and Taxes

The Borrower will pay all stamp duties and/or registration fees as well as all other duties in relation to this Agreement, and must compensate the Lenders for all losses or costs which result from a late payment or failure of payment.

   6.6     Added Value Tax (VAT)

All the commissions and fees collected pursuant to this Article 6 (COMMISSIONS AND FEES) are deemed to be exclusive of any VAT which is chargeable on such payments. If for any reason, the VAT was due or should be applicable to the commissions and fees, it will be paid by the Borrower at the rate in force.

7.       Voluntary Cancellation

The Company may, if it gives the Agent not less than five (5) Business Days (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part, being a minimum amount of 5,000,000 EURO (five million euros) [and always a whole number multiple of 1,000,000 (one million euros)]. Any cancellation under this Article 7 (VOLUNTARY CANCELLATION) shall reduce the Commitments of the Lenders rateably under the Facility. In addition each cancellation will be irrevocable. The Non-Utilisation Commission in accordance with Paragraph 6.3 (NON-UTILISATION COMMISSION) will remain intact and effective for the trimester in which cancellation occurs.

8.       Repayment

The Borrower will repay the entirety of each Drawing on the last day of the Interest Period, applicable to each said Drawing. The amounts repaid, subject to the terms of this Agreement, notably those of Paragraph 2.3 (REDUCTION OF THE LINE OF CREDIT), may be reborrowed. Overall, the entirety of the Drawings should be repaid by the Final Date of Repayment.

9.       Incidence of New Circumstances

   9.1     Base Commitment of the Lenders

The obligatory payment of the Lenders, under this Agreement,  are subject to all
the  credit,  fiscal,  monetary  and  professional   regulations  of  which  are
applicable at the Signature Date.

   9.2     Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations under this Agreement:

               9.2.1 The Agent after notification from the relevant Lender shall promptly notify the Borrower;

               9.2.2 The Agent and the Borrower will consult each other and try to find the best solution to the problem. If such a solution cannot be found, each concerned Lender will explore the possibility of placing its payments in another jurisdiction or ceding its rights deriving from the Agreement to another financial establishment. It should be noted that the Lenders concerned will not be obligated to take any measure if this measure would have or could have, in its opinion, negative effects on its activities or its own situation, or if this will reduce the yield of its participation or create another supplementary expense;

               9.2.3 In the absence of acceptable solutions for the concerned parties, the Borrower will reimburse (in all measures permissible by law) in at most thirty (30) days, in accordance with Paragraph 9.2.1, the entirety of the participations of the Lenders as well as paying any eventual cost of reinvestment of the funds;

               9.2.4 The entirety of the Commitments of the Lenders for which no solution was found will be terminated and the outstanding obligations due to the of the Lenders concerned shall be payable, as well as the Utilisation Commission and the Non-Utilisation Commission, in accordance to Article 6 (COMMISSIONS AND FEES) during the quarter in progress. This sum will calculated on a prorata basis.

9.3      Increase in Costs

Should there be any of the following changes in cost:

     (a) a reduction or limitation in the rate of return to any Lender under this Agreement;

     (b) an additional or increased cost of performance of its obligations under this Agreement; or

     (c)  any tax is assessed on amounts due under this Agreement;

the measures in accordance to Paragraph 9.4 (MEASURES) will apply.

9.4      Measures

In case of one of the events described in Paragraph 9.3 (INCREASE IN COSTS):

               9.4.1 The Lender concerned should immediately advise the Agent by indicating the amount of the increase or of the reduction and the amount of the corresponding indemnity;

               9.4.2 The Agent will notify to the Borrower of this with the least possible delay;

               9.4.3 The Lender concerned will seek for, during a maximum of thirty (30) days from the date of the notice, given by Paragraph 9.4.1, a solution that will minimize the negative consequences of this event. The solutions must not affect the interests of the Lender concerned. Furthermore, amongst these solutions figures notably the possibility of placing its payments in another jurisdiction or ceding its rights and obligations under this Agreement to another financial establishment.

               9.4.4 In the absence of a satisfactory solution for the Lender concerned:

     (a) The Borrower will be responsible for the amount upon presentation of proper justification of the said increase or the said reduction, justified and transmitted by a person authorized by the Lender concerned; or

     (b) The Borrower will have the right to reimburse at the date indicated in its notification, the entirety of such Lenders sums which would be due to it, in accordance with Paragraph 9.3 (INCREASE OF COSTS). Furthermore, the Borrower will reimburse the Lender after the presentation of proper justification, the eventual cost of reinvestment of the funds at the date of anticipated repayment.

10.      Market Disruption

A Market Disruption occurs if on a date of determination:

     (a) The Agent receives notifications from a Lender or Lenders, whose participations in a Loan exceed 66.66% (sixty-six point sixty-six percent) of that Loan, that EURIBOR does not reflect its financing costs; or

     (b) The Agent receives notification of a rate of less than two Banks of Reference.

In each of these cases, the Drawing concerned (the "DRAWING CONCERNED") will be made for an Interest Period of thirty (30) days and the Agent, in consultation with the Lenders and the Borrower will negotiate in order to agree to (i) an Interest Rate, satisfactory to both the Lenders and the Borrower or (ii) the acceptable terms for the Lenders and for the Borrower permitting them to finance the Drawing Concerned.

In the absence of determining a satisfactory Interest Rate, or if there is a delay of more than thirty (30) days after the aforementioned notification to the Agent, the Agent will determine one or two Interest Rates applicable to the participation of each Lender for the Drawing Concerned, and inform the Borrower of this. The said Interest Rate will be applicable between all the Parties beginning from the aforesaid Interest Period of thirty (30) days and will correspond to the cost of financing the participation of each Lender in the Drawing Concerned for the said Interest Period, as justified by the Lender. The Borrower will pay to the Agent for the account of the Lenders interests on the amount of participation of each of the Lenders for the Drawing Concerned at the determined rate from the Applicable Margin. These interests shall be paid on the last day of the aforementioned Interest Period of thirty (30) days.

All agreements between the Borrower and the Agent (with the approval of the Majority Lenders) in the thirty (30) days following the date of the aforementioned notification concerning the EURIBOR, will be completely applicable, from the beginning and throughout the duration of this agreed upon Interest Period.

11.      Payments

   11.1    Payments to the Borrower

All the payments to the Borrower pursuant to this Agreement will be made by the Lenders concerned in the available funds the same day, ten (10) hours before the Day of Payment, to the account of the Agent, at the financial institution which the Agent will have designated beforehand.

The Agent will transfer the money to the Borrower's account with the Agent only after it has verified that the entire sum has been successfully received into its account.

11.2     Payments to the Lenders

All payments to the Lenders shall be made by the Borrower to the Agent for the account of the Lenders, ten (10) hours before the Day of Payment, in all available funds the same day. The Agent must designate its account to the Borrower at least three (3) Business Days before the date of the concerned payment.

The Agent will transfer the money to the Lenders only after it has verified that that the entire sum has been successfully received into its account.

11.3     Final Payments

All payments as stipulated by this Agreement will be made in any available funds and transferred at the pre-established date for the amount and on the date of the said payment, and not anytime afterwards.

11.4     Taxes

The payment of the entire sum due from the Borrower to the Lenders pursuant to this Agreement will be made free from all tax deductions that may occur now and in the future. In a case where the payment of Interests or any other revenue would cause a tax deduction or withholding tax, the Borrower shall agree, in accordance with all legislative provisions, that the Lenders concerned will receive the sum which they would have received in the absence of this deduction or withholding. If this said legislature does not permit such an increase, the Lenders concerned and the Borrower will consult each other during a period of up to thirty (30) days to seek a solution acceptable to each Party concerned. If agreement is not reached during this period, the Commitment of the Lenders concerned will be terminated, the liabilities of the Lenders concerned will be payable, and the Borrower will compensate the Lenders concerned for all cost of reinvestment of the funds pertaining to this anticipated refinancing in accordance with Article 17 (OBLIGATION OF INDEMNITY).

11.5     Set Offs

All payments to be made by the Borrower under this Agreement shall be calculated and made without (and free and clear of any deduction for) set-off or counter claim. A Lender may set off any matured obligation due from the Borrower under this Agreement against any matured obligation owed by that Lender to that Borrower, regardless of the place of payment, booking branch, or type of payment.

11.6     Accounting

Each of the Lenders, will keep an accurate record of all its accounts including all interests, commissions, and all other amounts due, which will be provided to the Agent. Should there be any discrepancy between the accounts of the Agent and the accounts of the Lender, the Agent's records will override the Lender's.

11.7     Business Days

All payments should be made on a Business Day. In case a payment would fall on a date which is not a Business Day, the said payment will be made for the following Business Day, as long as that new day is not in the next calendar month or after the Date of Final Payment. If this does occur, the payment will be due the preceding Business Day.

11.8     Partial Payments

If any payment received from the Borrower or any sum as a result of a forced policy implementation of this Agreement is less than the amount due, the Agent will apply the available sum as follows:

                      (a) towards the fees, charges and commissions due to the Agent;

                      (b) towards the fees, charges, and commissions due to the Lenders which had been mentioned beforehand to the Agent;

                      (c)  towards  the  payable   interest  as   discussed   in
                           Paragraph 5.6 (DEFAULT INTEREST);

                      (d)  towards the sums due in accordance with Paragraph 6.5
                           (TAXES)   and  to   Article  9   (INCIDENCE   OF  NEW
                           CIRCUMSTANCES);

                      (e) towards the interest and all other sums which those in (a) through (d) above which do not otherwise constitute a principal amount;

                      (f) towards the sum of any other principal amount payable in respect of the Line of Credit.

11.9     Currency of Payment

If a sum of the Borrower with a Lender (the "LENDER CONCERNED") or by the Lender Concerned with the Borrower under the Contract in a given currency (the "CONTRACTUAL CURRENCY") has been suddenly converted into another currency (the "CURRENCY OF THE PAYMENT"), in particular due to any decision of court, the Borrower or the Lender Concerned will pay to the Lender Concerned or to the Borrower, according to the case, the positive difference between the sum due under this Agreement and the exchange-value in the Contractual Currency of the sum received in the Currency of Payment. The applicable rate of exchange to calculate the aforementioned exchange-value will be the rate on the first date, after receipt of the payment concerned, for which the recipient of the payment is able to obtain the Contractual Currency in exchange for the Currency of the Payment.

This Paragraph 11.9 (CURRENCY OF PAYMENT) does not constitute an exemption from the obligation for the Borrower to carry out Drawings in Euros in accordance with Article 4 (TERMS OF DRAWINGS) and does not limit in any manner the stipulations of Paragraph 11.3 (FINAL PAYMENTS).

12.      Representations and Warranties

   12.1 The Borrower acknowledges that each Lender has contracted it with and is participating in the extension of credit to it on the basis of the following representations and warranties.

               12.1.1    Organization and Capacity

               (a) The Borrower and its Subsidiaries are each corporations, duly incorporated and validly existing under the law of its jurisdiction of incorporation. The Borrower and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

               (b) To  the  knowledge  of  the  Borrower,   all  authorisations,
                   licences, and agreements necessary to the Borrower and its Subsidiaries have been obtained and are up to date. Furthermore, there is no possibility of retractions and/or modifications of these authorisations, licenses, and agreements.

               12.1.2    Authority

The Borrower has taken all necessary action to authorise its entry into, performance and delivery of this Agreement and such authorisations have not been revoked.

               12.1.3    Absence of Conflict

The entry into, performance, and the transactions contemplated by this Agreement does not and will not conflict with:

     (a) its or any of its Subsidiaries' constitutional documents or any law or regulation applicable to them; or

     (b)  any   agreement  or   instrument   binding  upon  it  or  any  of  its
          Subsidiaries' assets.

               12.1.4    Binding Obligations

Each of the commitments of the Borrower are and will remain valid and will be enforceable in accordance with each one of its terms.

This Agreement does not require, according to the statutes and the regulation applicable to the Borrower, any authorization or registration from any governmental authority and requires no information or preliminary consultation which would not have already previously been obtained.

               12.1.5    No Proceedings Pending or Threatening

With the exception of pending litigation disclosed to the Lenders, to the knowledge of the Borrower, there does not exist any litigation, arbitration, or administrative proceedings before any court, arbitral body or agency against the Borrower or any of its Subsidiaries, nor has any such proceeding been threatened in writing which, individually or in the aggregate, seeks damages of a sum of more than 200,000 EURO (two hundred thousand euros) against the Members of the Group or the Group itself or (ii) seeks to prevent the execution or performance of this Agreement.

               12.1.6    Accuracy of Information

     (a) All the information (which includes all the financial information and all compatible documents) concerning the Group furnished to the Agent or to the Lenders before the Date of the Signature as well as during the period validated by this Agreement has been prepared with care and attention. At the date of delivery of this information, with the exception of the corporate accounts of Virbac Corp for the financial years of 2001, 2002 and 2003, all information is accurate, exact and conforms to the regulations which are applicable to them and to the knowledge of the Borrower, do not contain false or ambiguous information which could induce an error by/for the Agent and/or the Lenders.

     (b) With the exception of the matters disclosed to the Lenders concerning the records for the financial years of 2001, 2002, and 2003 of Virbac Corporation, the records of the Borrower and those of its Subsidiaries were prepared in agreement with the principles and general practices admissible in France and were certified by the auditors of the concerned corporations.

               12.1.7    Unconditional Obligations and Pari Passu Ranking

Payment obligations under this Agreement are unconditional obligations and rank at least pari passu with the claims of all Borrower's other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

               12.1.8    Members of the Group

Appendix 7 shows all the Members of the Group appearing at the time and date of Signature and indicates the correct percentage of corporate capital for each member.

               12.1.9    Collective Proceedings

Neither the Borrower nor any of its Subsidiaries is party to any Collective Proceedings.

               12.1.10   Material Adverse Event

Except for the matters disclosed to the Lenders concerning Virbac Corporation, no Material Adverse Event has occurred since the closing of the last accounting period.

               12.1.11   Compliance with Law

The Borrower and each of its Subsidiaries are in compliance with all applicable legislation, regulation, and administration.

In particular, neither the Borrower nor any of its affiliates has been informed by one of its lessors of the presence of asbestos or risks linked to the asbestos in any of its facilities.

               12.1.12   Environment

The Borrower and any of its Subsidiaries are in compliance with all the laws, regulation, and applicable procedures in the domain of protecting and preserving the environment and health, except for such non-compliance as would not result in a Material Adverse Event.

The activities of the Borrower and any of its Subsidiaries are not and were never a source of pollution, nor did they violate any laws or regulations concerning the environment, except as would not result in a Material Adverse Event.

               12.1.13   Taxes

The Borrower and each of its Subsidiaries are up to date with all its tax payments and are in compliance with all fiscal policy, French customs policy, as well as any other country where they have exercised any activity. All taxable returns of each of those of Members of the Group in France or in any other country have been declared up to date.

               12.1.14   Insurances

The Borrower and its Subsidiaries shall maintain all customary insurance policies which are required in its business in order to cover any potential risks.

Except for the events disclosed to the Lenders concerning the liability insurance for the directors of the Group, no event likely to cause the policies' cancellation or likely cause a reduction of guarantee has occurred.

               12.1.15   The Absence of any Event of Default

There does not exist any Event of Default or any Potential Event of Default, with the exception of those specific cases disclosed to the Lenders.

               12.1.16   Existing Debt

At the date of the Signature, neither the Borrower nor any of its Subsidiaries have any other Financial Indebtedness other than Existing Indebtedness.

               12.1.17   Intellectual and Industrial Property

The Borrower and its Subsidiaries have regularly maintained the registration and generally kept up the protection of the industrial and intellectual property of which it is owner. Neither the Borrower nor any of its Subsidiaries is in violation of its obligations with respect to any intellectual property rights in a fashion which would be likely to result in a Material Adverse Event.

               12.1.18   Absence of Immunity

Neither the Borrower nor its Subsidiaries, nor its actives are allowed any immunity against any procedures, seizures, compensations, or other legal procedures.

               12.1.19   Financial Security

There  exists no  Financial  Security  other that as provided  in (i)  Paragraph
13.2.7 (FINANCIAL SECURITY) and (ii) Paragraph 13.2.8 (LOANS, BONDS AND FINANCIAL SECURITIES OF VIRBAC CORP). At the Date of the Signature, there do not exist any endorsements or securities allocated by the Borrower or one of its Subsidiaries other than the already Existing Security Interests.

               12.1.20   Commitments Omitted from the Balance Sheets

No Borrower and to the Borrower's knowledge, no Subsidiary of the Borrower has any Commitments such as leasings, securities, guarantees, or contingent liabilities which are omitted from or not recorded in the accounts provided to the Agent.

   12.2    Repetition

The Representations in Paragraph 12.1 are deemed to be made by each Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

13.      Undertakings

The undertakings in this Article 13 remain in force from the date of this Agreement for so long as any amount is outstanding under this Agreement or any Commitment is in force.

Save contrary stipulations, the Undertakings taken by the Borrower, according to each case, will hold to both it and its Subsidiaries accountable to Article 1220 of the Civil Code (CODE CIVILE).

   13.1    Financial Undertakings

               13.1.1    Duration of Obligations

The Borrower  adheres to abide by these  Undertakings  stipulated in the present
Article 13.1 (FINANCIAL COMMITMENTS) from the Date of the Signature of this Agreement until the complete performance of all the obligations in this Agreement.

               13.1.2    Financial Statements

               The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

               (a) Annually

               As soon as these copies become available and at the latest one hundred twenty (120) days following the closure of its financial years, the last Annual Consolidated Accounts of the Group, of the Borrower, of Virbac Corp; and if requested by the Agent, the annual audited company accounts of the Principal Subsidiaries.

               These accounts will consist of a balance sheet, an account of the company results and their corresponding appendices, and will be accompanied by reports of the auditor about the legally required accounts, together with a Certificate of Financial Ratios (in accordance with Appendix 8B), which will be signed by a legal representative of the Borrower or other authorized individual, as well as certified by the auditor.

               (b) Semi-Annually

               As soon as these copies become available and at the latest one hundred twenty (120) days following the closure of its financial years, its last Semi-Annual Consolidated Accounts of the Group, of the Borrower, of Virbac Corp; and if requested by the Agent, the Semi-Annual Audited Company Accounts of the Principal Subsidiaries.

               These accounts will consist of a balance sheet, an account of the company results and their corresponding appendices, and will be accompanied by reports of the auditor about the legally required accounts, as well as with a Certificate of Financial Ratios (in accordance with Appendix 8B), which will be signed by a legal representative of the Borrower or other authorized individual.

               (c) Periodically

               All the necessary information that the Agent can reasonably demand from the Borrower.

               13.1.3    Requirements as to Financial Statements

     (a) The Borrower will submit its annual company and consolidated accounts in conformity with the same accounting principles as those used for the creation of the company and consolidated accounts of the previous financial year, which should be, at the Signature Date, for the financial year ending December 31, 2002. In case of a change in the methods of accounting (and notably in case of the adoption of the norms of "IAS" / "IFRS") the Borrower shall comply with the applicable accounting and market regulations and clearly specifying the adjustments which shall be made. The Borrower shall also submit a copy of these modifications made to the Agent. Furthermore, in the last case, the Agent and the Borrower will confer in order to adapt the Financial Ratios and Definitions in Article 1 (DEFINITIONS), to conform to the adopted modifications. In all cases, these modifications must be approved by the Majority Lenders.

     (b) The Borrower will keep together all the accounts of its entities entering into the consolidation, in accordance to generally accepted accounting principles.

               13.1.4    Financial Obligations

The Borrower shall maintain the Financial Ratios set forth in the Agreement at all times for each period of twelve (12) months concluding at each Test Date, which shall be, the 30th of June and the 31st of December of each year with the first Test Date being the 31st of December, 2003.

               13.1.5    Miscellaneous Information

     (a)  The Borrower will inform the Agent of all changes to its auditors.

     (b) The Borrower will provide all documentation requested by the Agent (acting on instruction of the Majority Lenders), concerning the payment of all taxes, social security contributions or any other organizations of which the Members of the Group are a part.

     (c) The Borrower will provide to the Agent with the Last Consolidated Annual Accounts of the Group a list of collateral, endorsements, and Financial Security accorded during the preceding financial year by the Borrower and its Principal Subsidiaries. With each collateral, endorsement, or security, the sum guaranteed should be accompanied with a copy of the company documents authorising the collaterals, endorsements, or guarantees.

     (d) The Borrower will notify the Agent beforehand to all changes in the date of the closure of the financial year of its companies and make sure that this date stays fixed each year for both itself as well as its Subsidiaries, with the sole exception if this change is absolutely necessary. Should the dates of the closing of the financial year change for the Borrower, it must be noted that the Test Date and if the need arises, the level of Financial Ratios shall also be adjusted accordingly with this new date.

     (e) The Borrower will inform the Agent of all significant events which concern either the Group or any Subsidiaries.

13.2     General Commitments

               13.2.1    Utilisation of the Line of Credit

The Borrower will use the Line of Credit in concordance with its purpose according to Article 2.2 (PURPOSE).

               13.2.2    Important Information

The Borrower must:

           (a) notify the Agent immediately of the occurrence of any Events of Default, Potential Events of Default or Material Adverse Events, as well as any significant breaches which would threaten its financial performance of which it has knowledge. It must also inform the Agent of any actions it will be taking in order to ameliorate any such situation. No such notification shall be in any case considered reason for a relinquishment of the Agent's or Lenders' rights under this Agreement;

           (b) confirm to the Agent that there currently exists no Events of Default, Potential Events of Default or Material Adverse Events, or significant breaches which would threaten its financial performance or the activity of the Group. This request must be based on reasonable motivation on the part of the Agent as well as be in compliance with all applicable legal and financial market regulations;

           (c) notify the Agent immediately of any significant violation by any Member of the Group or by any third party, under any contract, in the event that this action could be susceptible to cause a Material Adverse Event;

           (d) notify the Agent immediately of any default under any agreement carried out by Virbac Corp provided that (i) this event has became public information or (ii) that Virbac Corp has given its consent for it to do so;

           (e) (i) notify the Agent immediately of all elements of new information concerning judicial actions against Virbac Corp, collective or individual, underway at the Signature Date or in the future, concerning the events in relation to the actions disclosed to the Lenders and (ii) give to the Agent upon its request, all the information concerning any of these judicial actions of which the Borrower has any knowledge, with the exception of those that would breach any legal obligations;

           (f) notify the Agent immediately of any potential incidence of litigation and judicial proceedings or similar administrative proceedings which could cause a Material Adverse Event;

           (g) advise the Agent of all breaches on its part or to its knowledge, on the part of one of the Subsidiaries, which may have a financial impact on any of the concerned Parties (save non significant breaches); and

           (h) advise the Agent of any significant events concerning the Borrower or any of its Subsidiaries.

               13.2.3    Administration

The Borrower must notify the Agent of all suspension of work contracts or modification in personnel including the President of the Board of Directors or Board Chairman, and if need be, of those general directors and members of its Board up to ten (10) days following the said modification (s), in the instances where these changes become Public Information.

               13.2.4    Insurance

The Borrower must support and maintain that its Subsidiaries subscribe and maintain all necessary insurance policies in order to cover any potential risks in their Field of Activity.

               13.2.5    Compliance with Law

The Borrower must conform and oversee that all its Subsidiaries conform to the laws and regulations of both France and any other country of business, which are applicable to them.

               13.2.6    Taxes

The Borrower must submit any declarations of a fiscal nature and pay on deadline, all taxes for which it is responsible and cause its Subsidiaries to do the same, with the exception of taxes (i) the Borrower and the Subsidiaries are contesting in good faith or (ii) the payment of which has been suspended or delayed by the relevant administrative body.

               13.2.7    Financial Securities

The Borrower will not consent, to extend, or allow to subsist, and will not allow any Subsidiary to consent to, extend, or allow to subsist, any Financial Security, except those of Virbac Corp or those otherwise permitted by the Agreement.

               13.2.8    Loans, Bonds, and Collateral of Virbac Corp

The Borrower will not, in any form, lend money to Virbac Corp, nor guaranty, nor grant a security interest in the Borrower's or its affiliates' assets as security for Virbac Corp's obligations with the exception of (i) bank credits and loans and (ii) guaranties and sureties given as a guaranty for Virbac Corp's bank credits and loans and under the condition that the sum of (a) all credits and loans from the Borrower. and affiliates to Virbac Corp and (b) all guaranties and sureties given by the Borrower and its affiliates as security for Virbac Corp's obligations shall not exceed $25,000,000 (twenty five million
USD).

               13.2.9    Asset Transfers

No Borrower shall, and the Company shall ensure that no other Member of the Group will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

This does not apply to any sale, lease, transfer or other disposal:

               (a) made  in  the   ordinary   course  of  business  in  amounts,
                   individually or in the aggregate, not exceeding the limit specified in the Agreement;

               (b) by one  Member  of the Group to  another  Member of the Group
                   (other than Virbac Corp);

               (c) of assets where the proceeds are  reinvested  within one year in assets necessary for the Group's business.

               13.2.10   Reimbursement Based Upon Credit Rank

The Borrower agrees to abide by the standard procedure of reimbursement, where senior Lenders will be reimbursed before junior Lenders, in accordance with all standard regulations.

               13.2.11   Change  of  Corporate   Purpose  and  Activity  of  the
                         Borrower

The Borrower will not modify and will make sure that no Subsidiary will modify its company purpose or its Field of Activity, such as exists at the Signature Date, notably by dissolution, handovers, voluntary liquidations, or any other means.

               13.2.12   Change of Status

Except as required by law, the Borrower will not change important elements of its corporate documents as in existence at the Signature Date (concerning notably its legal form, company headquarters, company purpose, and company decisions). It will also procure that its Subsidiaries do not modify any of the above.

               13.2.13   Reorganization

               (a) The Borrower will not engage in any restructuring and will not allow its Subsidiaries to do so either between the members of its Group or with any other company.

               (b) As an exception to Paragraph 13.2.13 (a), the Borrower can proceed with reorganization operations between Members of the Group as long as (i) the Borrower controls the surviving entity and (ii) such an operation is not likely to cause a Material Adverse Event or an Event of Default.

               13.2.14   Fiscal Integration

The Borrower agrees to maintain the benefits from the system of fiscal consolidation of the Group and will not modify principles of consolidation of the Group in a fashion which would be susceptible to cause a Material Adverse Event.

               13.2.15   Authorizations

The Borrower will and will force its Subsidiaries to, obtain, make, and renew all necessary registrations, authorizations, or subscriptions for the signature, performance or validity of this Agreement.

               13.2.16   Existence and Continuation of Activity

Except as required by law, the Borrower agrees to accomplish and make, and cause its Subsidiaries to accomplish and make, all necessary actions in order to continue their existence and to obtain or renew all authorizations, permits and subscriptions, including all intellectual property and industrial rights, necessary to their business.

               13.2.17   Virbac Corp

The Borrower agrees to provide the company accounts of Virbac Corp duly audited and certified by its auditors for the financial years of 2001, 2002, and 2003.

14.      Defaults

   14.1    Events of Default

In case of occurrence of any of the events described below, all the amounts due to the Lenders pursuant to this Agreement, in principal, interest, commissions, indemnities, fees, and additional expenses shall be immediately payable and the entirety of the Commitments will be terminated, in each case, upon a decision of the Majority Lenders:

               14.1.1 The Borrower does not pay on the due date the amount payable pursuant to the Agreement, unless its failure to pay is caused by administrative or technical error in the transmission of the payment and the payment is made within three (3) Business Days of its due date;

               14.1.2 The Borrower does not comply with any provision of the Agreement, other than those for payments, including without limitation, the provisions in Paragraph 13 (UNDERTAKINGS). No Event of Default under Paragraph
14.1.2 will occur if the failure to comply is capable of remedy and is remedied within five (5) Business Days of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply;

               14.1.3 Any representation or warranty made or deemed to be made by the Borrower in the Agreement or any other document delivered by or on behalf of the Borrower under or in connection with the Agreement is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;

               14.1.4    The occurrence of a Change in Control of the Borrower;

               14.1.5 A person acting either alone or in company (in accordance to Article L.233-10 of the CODE DE COMMERCE), other than those controlling the Borrower (in accordance with Article L.233-3 of CODE DE COMMERCE) at the Signature Date, takes over thirty-three point thirty-three percent (33.33%) or more capital or rights of the Borrower;

               14.1.6 The Borrower cedes all or part of its participation in the capital stock of one of any of the Principal Subsidiaries and this cession causes the Borrower to lose control (in regards to Article L.233-3 of CODE DE COMMERCE) of the concerned Principal Subsidiary;

               14.1.7 Any Financial Indebtedness of any member of the Group (other than Virbac Corp), with a single or combined amount higher than 200,000 EURO (two hundred thousand euros) is not reimbursed or honoured at the normal maturity date (or before any grace period pre established within an applicable Agreement or all supplementary payment delays as negotiated by the Borrower and the Subsidiary);

               14.1.8 Any Financial Indebtedness of any member of the Group (other than Virbac Corp), with a single or combined amount higher than 200,000 EURO (two hundred thousand euros) is declared to be or otherwise becomes due and payable prior to its specified maturity date as a result of an Event of Default (however described);

               14.1.9 The Borrower ceases to posses full legal capacity and the power of execution to fulfil the terms and conditions of the Agreement;

               14.1.10 A decision or judgement occurs that contests the validity of the signature or the performance of this Agreement

               14.1.11 It becomes illegal for the Borrower to perform any of the obligations stipulated in this Agreement;

               14.1.12   The  Borrower  or  a   Subsidiary   is  the  object  of
Collective Proceedings;

               14.1.13 Suspension of activities or dissolution of the Borrower or a principal Subsidiary, save mergers authorized by the Agent or carried through in accordance to Paragraph 13.2.13 (b);

               14.1.14   Occurrence of any Material Adverse Event;

               14.1.15 All or part of the assets of the Borrower or a Subsidiary of a value equal to at least 100,000 EURO (one hundred thousand euros) become part of a seizure or similar forced execution, which is not withdrawn within thirty (30) days, unless the Borrower or Subsidiary has successfully contested such a seizure in a court of law;

               14.1.16 The auditors do not certify the consolidated and corporate accounts of the Borrower;

               14.1.17 Default in performance by the Borrower or one of the Subsidiaries of any judicial decision or arbitral award;

               14.1.18 Judicial actions, whether collective or individual, against Virbac Corp due to the proceedings disclosed to the Lenders and in progress at the Signature Date or in the future, that (i) carry demands of injury, interests, or risks of fines against Virbac Corp of a total amount more than or equal to $50,000,000 (fifty million USD) or (ii) obligate Virbac Corp to payment of a total amount equal to or greater than $20,000,000 (twenty million
USD), including all attorney fees.

   14.2    Indemnity

Borrower will compensate, after proper justification, the Agent for the account of the Lenders, for all fees or losses incurred by the Agent or by the Lenders, arising out of any of the foregoing events, including the cost of reinvesting funds incurred due to any resulting prepayment.

   14.3    The Agent and the Lenders

In the case where the Agent would declare the sums due in respect of this Agreement payable in advance as a result of an Event of Default described in Paragraph 14.1 (EVENT OF DEFAULT), the Agent must take all measures to negotiate with the Borrower and more generally, oversee the repayment of the entire Loan, in agreement with the guidelines put forth by the Majority Lenders. All the Lenders will be held to the stipulations of this Paragraph 14.3 and no Lender will engage in any action with the Borrower or a Member of the Group independent of or conflicting with this Paragraph 14.3, without the consultation of the entire group of Lenders.

15.      Agent

   15.1    Appointment of the Agent

Each Party appoints the Agent to act as its Agent under and in connection with this Agreement. Each Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with this Agreement together with any other incidental rights, powers, authorities and discretions. Except as provided here, the Agent shall not take any action in or refrain from any action without instruction from the Majority Lenders.

   15.2    Exclusion of Liability

The Agent will not be liable for any action taken by it under or in connection with this Agreement, unless directly caused by its gross negligence or wilful misconduct. The Agent also:

            (a) can seek the  services  of an attorney or experts of its choice, if it finds the need to for any general advice and counselling;

            (b) may rely on any representation,  notice, or document believed by it to be genuine, correct, and appropriately authorised;

            (c) will have no obligation  for the  performance  of the Borrower's obligations or the Borrower's legal or financial condition. The Agent's duties under this Agreement are solely ministerial and administrative in nature;

            (d) will  not be  liable  for any  Event  of  Default  by any of the
                Parties;

            (e) can  abstain  from  taking any  measures  in order to protect or process a forced execution of rights of a Lender stipulated in the Agreement until it has been indemnified or guaranteed against all costs, losses, and expenses that it may incur as a result of this;

            (f) will  not be  held  accountable  for  the  validity,  execution, delivery, legality, or character of any of the provisions in this Agreement;

            (g) will not be held accountable, nor will any of its personnel, for the character and validity of any of the information delivered to it from the Borrower, save in case of wilful misconduct;

            (h) will not be  responsible  for a failure of the  Borrower  or any
                Lender to duly and punctually perform its obligations under this Agreement;

            (i) will not be in any manner  obligated  to transmit to the Lenders information concerning any of the Parties beyond that which is in the terms of this Agreement;

            (j) will not be  required  to hold its own  initiative  of  recourse against a defaulting Lender or against the Borrower;

            (k) will not have any  obligation  to  furnish  to a Lender,  either after the conclusion of the Agreement or after its execution, any information concerning the Borrower or its situation, except for that provided under this Agreement;

            (l) will not have any  obligation to take into account or compensate any sum, profit or asset received by it from its present relations or future with the Borrower in regards to all sums which will be due from the Borrower to the Agent or to any Lender in accordance with this Agreement.

   15.3    Declaration of the Lenders

Each Lender declares and individually guarantees to the Agent that it has made and will make its own independent study of the situation of the Borrower (without relying solely on the advice of the Agent). Therefore, the Agent will not be held accountable to any of this information, whether furnished by the Agent or any other Party.

   15.4    Payments

               15.4.1 The role of the Agent is limited to transferring to the Borrower the sums received from the Lenders and to the Lenders the sums received from the Borrower or from a third party. The Agent will not be required to advance funds to the Borrower which it has not yet received from a Lender nor to advance funds to a Lender which it has not yet received from the Borrower. In a case where the Agent has advanced the funds to a party without receiving them first, it will be reimbursed at its first request and compensated for all documented costs.

               15.4.2 The Agent will inform the Lenders by documentation of successful receipt of the funds from the Borrower. The Agent will also redistribute any funds received from the Borrower to the Lenders.

               15.4.3 The Agent may, unless it has received a contrary written request, treat all Lenders who make available a Drawing as the persons who will be repaid this Drawing.

   15.5    Renunciations and Modifications

               15.5.1 The Agent may, with the consent of the Majority Lenders, subject to the provisions of the following Paragraph, effect any changes and modifications to the Agreement, in accordance with Article 19 (AMENDMENTS).

               15.5.2 All the decisions and actions taken by the Agent, after consultation with the Lenders, in accordance with the preceding Paragraph, including decisions pursuant to Article 19 (AMENDMENTS) will be binding on the Agent and the Lenders.

   15.6    Repayment of fees and indemnity

The Borrower will reimburse the Agent, upon the presentation of valid justification, for all the reasonable costs incurred by the Agent during its mandate as Agent. If the Borrower does not reimburse the Agent, the Lenders will reimburse it for such costs in proportion to their respective Commitments. Moreover, the Lenders agree to reimburse the Agent, upon presentation of valid documentation, for any reasonable costs incurred by the Agent during its mandate as Agent.

   15.7    Business with the Group

The Agent, if acting also as a Lender, shall have the same rights with respect to the Borrower as all other Lenders and may accept deposits from, lend money to, and generally conduct business and engage in any kind of banking business with the Borrower without accounting to any Lender.

   15.8    Separation of Roles

The Agent may act in relation to this Agreement through its personnel and agents. If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it and information received by the Agent an address other than the address in Article 22 (NOTIFICATIONS) will be deemed not received by the Agent.

   15.9    Resignation

The Agent may resign and appoint one of its affiliates as successor by giving notice to the other Lenders at least sixty (60) days in advance. Alternatively, the Agent may resign by giving notice to the other Lenders and the Borrower, in which case the Majority Lenders may appoint a successor Agent, subject to the reasonable consent of the Borrower. The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purpose of performing its function as Agent under this Agreement. Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect to this Agreement but shall remain entitled to the benefits of this Paragraph. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they have had if such successor had been an original Party.

16.      Redistribution of Funds

   16.1 If for any reason, except the cases described in Article 9 (INCIDENCE OF NEW CIRCUMSTANCES) or in Paragraph 11.4 (TAXES), a Lender receives a payment of any sum due under the terms of this Agreement exceeding the amount which is owed it proportionally to the amounts due to the other Lenders, the Agent will proceed or carry out as soon as possible the adjustments necessary so that the surplus is distributed between all the Lenders in proportion to the amounts which are respectively due to them. The Lenders having received such a payment will have to transfer to the Agent the sums received in excess in the two (2) Business Days following its receipt.

If after such a payment was restored by a Lender to the Agent and this last already redistributed sum should have been allocated entirely to the Lender having originally received it, each Lender with whom an unspecified part of it had been distributed will transfer this sum at the request of the Agent to the Lender concerned.

   16.2 If a Lender tries to recover sums through legal proceedings which it shall bring independently, after having advised the Agent of these proceedings, the Agent will notify the other Lenders of its intention to start the aforementioned proceedings and give them the opportunity to join it. The sums thus recovered will be for the benefit only of the Lenders having taken part in this proceeding who then will be by no means held accountable to share these sums with the Lenders not having taken part in the said proceedings.

17.      Obligation of Indemnity

The Borrower shall on demand, within three (3) Business Days of demand, indemnify the Agent for the account of the Lenders against any cost, loss or liability incurred by the concerned Lenders as a result of:

                  (a) the occurrence of any Event of Default;

                  (b) a failure by a Party to pay any amount due under this Agreement on its due date, including without limitation, any cost, loss or liability;

                  (c) any payment of the outstanding debt other than at the Interest Payment Date;

                  (d) the non-use of the corresponding funds, after the Borrower presented a Utilisation Request.

18.      Duration

The Commitments of the Borrower will be effective until:

                  (a) the Date of Final Payment; or

                  (b) the date at which all the sums due to the Lenders, in accordance with this Agreement have been repaid.

19.      Amendments

   19.1 Subject to the provisions of Paragraph 19.2 below, the terms and conditions of the Agreement can be modified by mutual agreement between the Borrower and the Majority Lenders

   19.2 No modification shall be made to the Agreement without the unanimous consent of all the Lenders, if this modification or renunciation aims:

            (a) to make a change to the Borrower;

            (b) to increase or extend any Commitment;

            (c) to postpone  the due date of any amount due to the  Lenders,  to reduce any amount due to the Lenders, or to change the currency of payment;

            (d) to  change  the  Interest  Rate or margin or any fees due to the
                Lenders;

            (e) to change the definition of Majority Lenders;

            (f) to change the  present  Article 19 or Article 20 (CHANGES TO THE
                PARTIES);

            (g) to change any provision which expressly  requires the consent of all the Lenders.

   19.3 An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Mandated Arranger.

20.      Transfers and Changes to the Parties

   20.1    Assignments and Transfers by the Borrower

The Borrower may not assign any of its rights or transfer any of its rights or obligations under this Agreement.

   20.2    Changes to the Lenders

Subject to this Article, any Lender (the "Existing Lender") may assign any of its rights or transfer any of its rights (including such as relate to that Lender's participation in each loan) and obligations, to another bank or financial institution for a minimum amount of the transfer of 2,000,000 EURO (two million euros).

   20.3    Necessary terms of the assignment or transfer:

               (a) The Agent must receive  written  confirmation of the transfer in accordance with Appendix 9 (TRANSFER AGREEMENT) in form and substance satisfactory to the Agent. The Date of the Transfer must be at least ten (10) calendar days following the Agent's receipt of this form;

               (b) Except  for  a  transfer  to a  Member  of  the  transferring
                   Lender's Group, the Borrower must agree to the transfer by submitting a written agreement to the Agent. The Borrower cannot refuse the transfer without proper justification. The Borrower has fifteen (15) days after the receipt of the Transfer Agreement by the Agent to file a refusal;

               (c) The  Lender  must  pay  a  transfer  fee  to  the  Agent,  in accordance with Article 1690 of CODE CIVIL;

               (d) A Lender may disclose to a potential assignee any information received under this Agreement if the person to whom the information is to be given has entered into a Confidentiality Undertaking, in accordance with Article 25 (CONFIDENTIALITY).

21.      Syndication

The Borrower commits itself to assisting the Mandated Arranger and the Co-Arranger within the framework of the operations relating to the syndication of the Line of Credit and the preparation of a memorandum of syndication. For this purpose, the Borrower commits itself to give to the Arranger all information which could be required by the Arranger for the development and validation of the memorandum of syndication, as well as any briefings and maintenance which would be required of it. The name of any financial institution taking part in the syndication will be communicated beforehand within a reasonable time to the Borrower and the aforementioned financial institution invited to take part in the syndication will be held accountable to an engagement of confidentiality.

22.      Notifications

   22.1    Method of Notification

Except as otherwise provided in this Agreement, or agreed by the concerned Parties, all the communication amongst the Parties will be sent as follows:

   22.1.1 Registered mail with delivery receipt request, if the letter concerns an Event of Default or a Potential Event of Default;

   22.1.2 By E-mail or telecopy for the general administrative purposes of this Agreement;

   22.1.3 By letter accompanied by any necessary originals in regards to Paragraph 13.1.2 (a) and (b). A copy of the Certificate of Financial Ratios should be sent to the Agent at the following address (or any substitute address, if the Parties concerned are notified at least five (5) business days in advance). The Agent is not accountable to verify the legitimacy of any signatures within the documents;

         -----------------------------------------------------------------------
         FINANCIAL PARTIES          ADDRESS AND INFORMATION
         -----------------------------------------------------------------------
         Borrower :                 Virbac S.A.
         Virbac S.A.
                                    1(ere) Avenue 2065M LID
                                    06516 Carros FRANCE
                                    Tel : 04 92 08 72 35
                                    Fax : 04 92 08 76 58

         -----------------------------------------------------------------------
         Agent :                    BNP Paribas
         BNP Paribas
                                    37, place du Marche Saint Honore
                                    75031 Paris Cedex 01 FRANCE
                                    Tel : 01 42 98 23 11/44 71
                                    Fax : 01 42 98 43 17

         -----------------------------------------------------------------------
         Arranger :                 BNP Paribas
         BNP Paribas
                                    37, place du Marche Saint Honore
                                    75031 Paris Cedex 01 FRANCE
                                    Tel : 01 43 16 91 69
                                    Fax : 01 43 16 90 29

         -----------------------------------------------------------------------
         Co-Arranger:               Credit Agricole Indosuez
         Credit Agricole Indosuez
                                    Tel : 04 91 16 20 12
                                    Fax : 04 91 16 20 06


                                    Tel : 04 91 16 20 06
                                    Fax : 04 91 16 20 30

         -----------------------------------------------------------------------
         Lenders                    To their respective addresses listed in
                                    Appendix 1.
         -----------------------------------------------------------------------




   22.2    Delivery

Any communication made in accordance with the foregoing stipulations will be deemed received:

               22.2.1    if by way of regular mail, upon sending;

               22.2.2    if by way of electronic mail, at the time of receipt;

               22.2.3 if by way of registered letter with delivery return receipt, upon the date shown on the return receipt;

               22.2.4 if by way of fax, the Business Day in Paris of its transmission, or if the fax is sent after 17:00 (Paris time), the following Business Day in Paris.

23.      Non renunciation

The rights of the Lenders in regards to the Agreement can be exercised at all times. The delay or omission of exercising these rights is in no way to be interpreted as a renunciation of these rights.

24.      Independent Provisions

If the case arises that one of the provisions within this Agreement becomes null, forbidden or without effect, the validity of the other provisions will remain.

25.      Confidentiality

Upon signature of this Agreement, all the Parties agree to abide by the confidential nature of this Agreement, in regards to all information herein as well as any operations it discusses (with the exception of the stipulations in Article 20.2 (CHANGES TO THE LENDERS).

26.      Governing Law and Enforcement

   This Agreement is governed by French law. The Tribunal de Commerce de Paris has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement including a dispute regarding the existence, validity or termination of this Agreement.

Exeuted at Carros, December 23, 2003



In 7 original counterparts

                                     BORROWER

                                     Virbac S.A.

                                     ___________________________



                                     AGENT

                                     BNP Paribas

                                     ___________________________



                                     LEAD ARRANGER

                                     BNP PARIBAS





                                     CO-ARRANGER

                                     CREDIT AGRICOLE INDOSUEZ





                                     LENDERS

                                     BNP Paribas

                                     ___________________________



                                     CREDIT AGRICOLE INDOSUEZ